UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2013

Flotek Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13270	90-0023731
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10603 W. Sam Houston Pkwy N., Suite 300 Houston, Texas	77064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 849-9911

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 11, 2013, the Compensation Committee of Flotek Industries, Inc. (the “Company”) approved an increase in the annual salaries of Steve Reeves, Executive Vice President, Operations of the Company, and Kevin Fisher, Executive Vice President, Global Business Development of the Company, to $355,000 and $340,000 per year, respectively, effective as of March 17, 2013.

On March 13, 2013, the Company and Rich Walton entered into an Employment Agreement (the “Employment Agreement”), effective as of March 13, 2013, pursuant to which Mr. Walton will serve as Executive Vice President and Chief Financial Officer of the Company. Mr. Walton had been serving as Interim Chief Financial Officer of the Company.

The Employment Agreement (i) provides for a term of employment until the earlier of (1) March 31, 2015, (2) Mr. Walton’s resignation with or without Good Reason (as defined in the Employment Agreement) or Mr. Walton’s death or disability, and (3) termination by the Company with or without Cause (as defined in the Employment Agreement); (ii) provides that, upon termination of Mr. Walton’s employment by the Company without Cause or by Mr. Walton with Good Reason prior to the end of the term of employment and subject to the satisfaction of certain other specified conditions, Mr. Walton will be entitled to receive severance compensation in an amount equal to 75% of the sum of his annual base salary and target bonus, payable at the end of each of the nine full calendar months following the execution and effectiveness of a release agreement and in an amount equal to one-ninth of such severance compensation; and (iii) contains certain non-competition and non-solicitation restrictions for a period of 24 months following the date of termination of employment with the Company.

Pursuant to the Employment Agreement, Mr. Walton will earn an annual base salary of $325,000. Additionally, Mr. Walton received 50,000 shares of restricted common stock of the Company pursuant to that certain Restricted Stock Agreement dated as of March 13, 2013 (the “Restricted Stock Agreement”). In addition to the foregoing, Mr. Walton will be entitled to certain other perquisites, including annual bonuses in accordance with the Company’s management incentive plan with a target bonus of $195,000 for the 2013 calendar year and reimbursement for certain expenses. The descriptions of the Employment Agreement and Restricted Stock Agreement are qualified in their entirety by reference to the copies thereof filed as Exhibits 10.1 and 10.2 to this Form 8-K, which are incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Employment Agreement dated effective March 13, 2013
10.2	Restricted Stock Agreement dated effective March 13, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOTEK INDUSTRIES, INC.

Date: March 15, 2013	By:	/s/ H. Richard Walton
H. Richard Walton
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement dated effective March 13, 2013
10.2	Restricted Stock Agreement dated effective March 13, 2013